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                                                                      Exhibit 23


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the following Registration Statements of ECC International Corp. and subsidiaries of our report dated August 9, 1995, on our audits of the consolidated financial statements of ECC International Corp. and subsidiaries as of June 30, 1995 and 1994, and for the fiscal years ended June 30, 1995, 1994 and 1993, which report is included in this Annual Report on Form 10-K:


                 Form S-8 (File No. 2-85483)
                 Form S-8 (File No. 33-02768)
                 Form S-8 (File No. 33-11904)
                 Form S-8 (File No. 33-37224)
                 Form S-8 (File No. 33-46671)
                 Form S-8 (File No. 33-68550)


/S/ COOPERS & LYBRAND L.L.P.


Philadelphia, Pennsylvania
September 19, 1995